Lawrence Scharfman & Co., CPA P.A.

Certified Public Accountants

18 E. Sunrise Highway, #203	9608 Honey Bell Circle
Freeport, NY 11520	Boynton Beach, FL 33437
Telephone (516) 771-5900	Telephone: (561) 733-0296
Facsimile: (516) 771-2598	Facsimile: (561) 740-0613

March 1, 2007

We consent to the use in this Registration Statement of Modern Technology

Corp. on the form S-8 of our report dated October 25, 2006 appearing in the Prospectus, which is incorporated by reference in this Registration Statement.

Yours Truly,

/s/ Lawrence Scharfman

Lawrence Scharfman CPA

Member:

American Institute Certified Accounts * Florida Institute Certified Public Accountants

- Licensed In Florida & New York -